UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2006

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-32613	77-0559897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California	93940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (831) 333-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 1, 2006, Excelligence Learning Corporation (the “Company”) received notice from the NASDAQ Listing Qualifications Panel (the “Panel”) that the Company had failed to regain compliance with Marketplace Rule 4310(c)(14), which requires that issuers make timely quarterly and annual filings with the Securities and Exchange Commission (the “SEC”), prior to the expiration of the Panel’s previously-issued January 31, 2006 deadline. As a result, the Panel has determined to delist the Company’s securities from the NASDAQ Capital Market effective with the open of business on February 3, 2006.

The Company believes that quotations for its common stock will appear in the Pink Sheets (formerly the National Daily Quotations Bureau) as early as February 3, 2006.

The Company will be eligible to apply to re-list its shares on the NASDAQ Capital Market as soon as it regains compliance with NASDAQ Marketplace Rule 4310(c)(14) by bringing current its SEC filings. The Company and its independent auditors continue to work diligently to file Excelligence’s outstanding Form 10-Q, and thereby regain compliance, as soon as possible.

The Company has issued a press release regarding these matters, which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Excelligence Learning Corporation on February 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2006	EXCELLIGENCE LEARNING CORPORATION

	By:	/s/ Ronald Elliott
	Name:	Ronald Elliott
	Title:	Chief Executive Officer